Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Agreement dated as of December 24, 2009 is entered into by and among Symbollon Pharmaceuticals, Inc., a Delaware corporation, residing at 99 West Street, Suite J, Medfield, Massachusetts 02052 (the “Company”), and Ninth Inning Investments, LLC, a Arizona corporation, Vincent Zaldivar, an individual residing at 2728 Brookstone Ct., Las Vegas, Nevada 89117, and their designees (collectively, the “Purchasers”).  Certain other terms are defined in Section 8 below.

In consideration of the mutual promises and covenants contained in the Agreement, the parties hereto agree as follows:

1.	Authorization and Sale of Securities.

1.1           Authorization.  The Company has, or before the Closing (as defined in Section 2) will have, duly authorized and taken all such corporate and other actions within its control as is necessary for the issuance, sale and delivery, pursuant to the terms of this Agreement, of 5,000,000 shares of Common Stock (the “Shares”).  The Shares shall hereinafter be referred to as the Securities.

1.2           Issuance of Securities.  Subject to the terms and conditions of this Agreement, at the Closings (as defined in Section 2) the Company and the Purchasers agree that the Purchasers will purchase from the Company and the Company will issue and sell to the Purchasers, in a private placement the Shares at a purchase price of $0.02 per Share, for an aggregate purchase price of $100,000 (the “Purchase Price”).

2.             The Closings.  The closing of the sale and purchase of the Securities shall take place at the offices of the Company, or such other mutually agreeable location as the parties may deem appropriate, on the following dates unless the parties shall otherwise agree in writing (the “Closings”).

Closing Dates	Purchase Price
On or before December 24, 2009	$25,000
On or before January 12, 2010	$75,000

Total	$100,000

The dates of the Closings are hereinafter referred to as the “Closing Dates”.  At the Closings, the Company shall deliver to the Purchasers certificates for the number of Shares, against payment of the Purchase Price.

3.             Representations of the Company.  The Company hereby represents and warrants to the Purchasers as follows:

3.1           Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated hereby.  The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

3.2           Capitalization.  The authorized capital stock of the Company consists of (i)  93,750,000 shares of Class A Common Stock, of which 27,473,340 shares are outstanding on the date hereof, 1,250,000 shares of Class B Common Stock and 5,000,000 shares of preferred stock .  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and were not issued in violation of any preemptive or similar rights to subscribe for or purchase securities.  Except for (i) options to purchase up to  3,377,500 shares of Common Stock or other equity awards issued to employees, directors and consultants of the Company and (ii) warrants to purchase up to 7,293,732 shares of Common Stock, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.  There are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

3.3           Issuance of Securities.  The issuance, sale and delivery of the Securities have been, or will be on or prior to the Closing Dates, duly authorized by all necessary corporate action on the part of the Company.  The Securities, when issued, sold and delivered against payment therefore in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of any liens or preemptive, rights of first refusal, or other similar rights (other than Applicable Securities Laws and the terms of this Agreement).

3.4           Authority for Agreement; No Conflicts.  The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by the Company, and is enforceable against it in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, receivership, fraudulent transfer, moratorium and similar laws affecting creditors’ rights, and the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court for which proceeding therefore may be brought.  The execution and delivery of this Agreement and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certification of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is party or by which it or any of its properties is bound,  or violate any decree, judgment, order, statute, rule, regulation or other provision of law applicable to the Company, except in each case as would not result in a Material Adverse Effect.

3.5           Governmental Consents.  No consents, approval, order or authorization of, or regulation, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the offer, issuance, sale and delivery of the Shares or the other transactions to be consummated at any Closing, as contemplated by this Agreement, except for compliance with the provisions of any laws as to which the failure to be made or obtained would not result in a Material Adverse Effect and such filings as shall have been made prior to and shall be effective on and as of the applicable Closing.

4.             Representations of the Purchasers.  The Purchasers represent and warrant to the Company as follows:

4.1            Investment.  The Purchasers are acquiring the Shares for their own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.  The Purchasers are each an “Accredited Investor” within the meaning of Rule 501(a)(3) of Regulation D under the Securities Act.  The Purchasers understand that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of their investment intent as expressed herein.  The Purchasers will not transfer the Shares except in compliance with Applicable Securities Laws and the terms of this Agreement.

4.2           Power and Authority.  The Purchasers have the full power and authority to execute, deliver and perform this Agreement.  This Agreement, when executed and delivered by the Purchasers, will constitute a valid and legally binding obligation of the Purchasers, enforceable in accordance with its terms.

4.3           State of Jurisdiction.  The Purchasers represent and warrant that all matters and actions relevant to their considerations, evaluations or executions of this Agreement or the transactions contemplated hereby by them including, without limitation, the receipt of any offer to purchase, the receipt and review of any documents or other materials relevant hereto, the participation in any communications with the Company or any other party, and the consummation of the transactions contemplated hereby occurred solely in Arizona.

4.4           Independent Investigation.  The Purchasers have relied solely upon an independent investigation made by them and their representatives and have, prior to the date hereof, been given access to and the opportunity to examine all material contracts and documents of the Company.  The Purchasers have requested, received, reviewed and considered all information they deem relevant in making a decision to execute this Agreement and to purchase the Shares.  In making their investment decision to purchase the Shares, the Purchasers are not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement.

4.5           Economic Risk.  The Purchasers understand and acknowledge that an investment in the Shares involves a high degree of risk.  The Purchasers acknowledge that there are limitations on the liquidity of the Shares.  The Purchasers represent that the Purchasers are able to bear the economic risk of an investment in the Shares, including a possible total loss of investment.  The Purchasers have such knowledge and experience in financial and business matters that the Purchasers are capable of evaluating the merits and risks of the investment in the Shares to be received by the Purchasers; and that the Purchasers are sophisticated accredited investors with experience with development stage issuers engaged in biotech and pharmaceutical businesses.

4.6           No Conflicts.  The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Purchasers will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under any indenture, lease, agreement or other instrument to which the Purchasers are a party or by which them or any of their properties are bound, or violate any decree, judgment, order, statute, rule, regulation or other provision of law applicable to the Purchasers, which violation would prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement.

4.7           Governmental Consents.  No consents, approval, order or authorization of, or regulation, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Purchasers in connection with the execution and delivery of this Agreement or the purchase of the Shares or the other transactions to be consummated at any Closing, as contemplated by this Agreement.

4.8           Brokers, Etc.  The Purchasers have dealt with no broker, finder, commission agent or person in connection with the offer or sale of the Shares and the transactions contemplated by this Agreement and neither the Purchasers nor the Company is under any obligation to pay any broker’s fees, finder’s fees, or other fees or commissions in connection with such transactions as a result of any action by the Purchasers.

5.           Conditions to the Obligations of the Purchasers at the Closings.  Notwithstanding anything to the contrary contained herein, the obligation of the Purchasers to purchase Securities at the Closings is subject to the fulfillment, or the waiver by the Purchasers, of each of the following conditions on or before the Closings:

5.1           Accuracy of Representations and Warranties.  Each representation and warranty of the Company contained in Section 3 hereof shall be true on and as of Closing Dates in all material respects with the same effect as though such representation and warranty had been made on and as of those dates.

5.2           Performance.  The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closings.

5.3           Qualifications.  There shall not be in effect any law, rule or regulation prohibiting or restricting the sale and issuance of the Securities or requiring any consent or approval of any person or governmental entity which shall not have been obtained prior to the issuance of the Securities in the Closings.

5.4           Proceedings and Documents.  All corporate or other proceedings in connection with the transactions contemplated at the Closings and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel and the Purchasers shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.5           Issuance of Shares.  The Company shall have taken all steps necessary to instruct its transfer agent to issue a share certificate or certificates representing the Shares issued in the Closings.

6.             Conditions to the Obligations of the Company. Notwithstanding anything to the contrary contained herein, the obligations of the Company to issue, sell and deliver at the Closings the Securities are subject to fulfillment, on or before the Closing Dates, of each of the following conditions:

6.1           Accuracy of Representations and Warranties.  Each representation and warranty of the Purchasers contained in Section 4 hereof shall be true on and as of the Closing Dates in all material respects with the same effect as though such representation and warranty had been made on and as of those dates.

6.2           Performance.  The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchasers prior to or at the Closings.

6.3           Qualifications.  There shall not be in effect any law, rule or regulation prohibiting or restricting the sale and issuance of the Securities or requiring any consent or approval of any person or governmental entity which shall not have been obtained prior to the issuance of the Securities in the Closings.

6.4           Required Consideration.  The Purchasers shall have paid in accordance with this Agreement the Purchase Price.

7.	Transfer Restrictions and Registration.

7.1           Legend.  Unless and until otherwise permitted, each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR SYMBOLLON PHARMACEUTICALS, INC. IS FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.”

and any legend required by any applicable state securities laws.

7.2           Required Registration.  The Company hereby agrees to use its commercially reasonable efforts to file within thirty (30) days following the final closing of the purchase of the Shares a registration statement under the Act covering the resale of the Shares and to use its commercially reasonable efforts to have such registration statement declared effective within ninety (90) days of the final closing of the purchase of the Shares.  The Company shall use its commercially reasonable efforts to maintain the effectiveness of the registration statement until the first to occur of (i) the completion of the distribution of the Shares covered thereby, or (ii) such time as the Shares covered thereby may be sold without restrictive legend under Rule 144 or other exemption from the registration requirements of the Securities Act.  The Company agrees to keep the registration statement current during such period.  The Company’s obligation shall be limited to one registration covering the Shares.

7.3           Non-public Information.  Notwithstanding anything to the contrary in this Section 7, the Company shall have the right (i) to defer the initial filing or request for acceleration of effectiveness of any registration or (ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of the Company, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning the Company disclosure of which at the time is not, in the opinion of the board of directors of the Company, (A) otherwise required and (B) in the best interests of the Company; provided however that the Company will use its commercially reasonable efforts to terminate such delay or suspension as soon as practicable.

7.4           Payment of Expenses.  The Company shall bear the expense (excluding underwriting commissions, dealers’ fees, brokers’ fees, concessions applicable to the Shares, legal fees and expenses of the Purchasers and any out-of-pocket expenses of the Purchasers) of all registrations pursuant to this Section 7.

7.5           Indemnification.  The Company hereby agrees to indemnify and hold harmless the Purchasers and any underwriter against all losses, claims, damages, liabilities and expenses (under the Applicable Securities Laws, or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any other document prepared and/or furnished to the Purchasers incident to such registration statements or prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein complete or not misleading except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission contained in information furnished in writing to the Company by the Purchasers expressly for use therein.  In connection with any registration statement in which the Purchasers are participating, and as a condition to the obligation of the Company to cause any Shares of the Purchasers to be included in a registration statement pursuant to this Section 7, the Purchasers will furnish to the Company in writing such information as shall reasonably be requested by the Company for use in any such registration statement or prospectus and will indemnify, severally and not jointly, the Company, its directors and officers, each person, if any, who controls the Company within the meaning of the Applicable Securities Laws, such underwriters and each person who controls such underwriters within the meaning of the Applicable Securities Laws, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus and necessary to make the statements therein complete or not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by the Purchasers expressly for use therein.

Promptly after receipt by any person entitled to indemnity hereunder (the “Indemnified Party”) of notice of the commencement of any action in respect of which indemnity may be sought against another party hereunder (the “Indemnifying Party”) such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Indemnifying Party shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses as incurred insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party.  Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the employment of such counsel has been specifically authorized by the Indemnifying Party or (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding.  The Indemnifying Party shall not be liable to indemnify any person for any settlement of any such action effected without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld or delayed.

If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to the Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.6           Notice.  The Company shall provide notice to the Purchasers of any “stop order” or other notice affecting the Purchasers’ right to sell the Shares under any effective registration statement.

8.             Definitions.  When used in this Agreement, the following terms shall have the meanings indicated.

“Applicable Securities Laws” means the applicable Federal and state securities laws.

“Common Stock” means the Company’s Class A Common Stock, $.001 par value per share.

“Closing Dates” shall have the meaning specified in Section 2.

“Closings” shall have the meaning specified in Section 2.

“Commission” means the Securities and Exchange Commission.

“Company” means Symbollon Pharmaceuticals, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” shall have the meaning specified in Section 7.5.

“Indemnifying Party” shall have the meaning specified in Section 7.5.

“Material Adverse Effect” means a material adverse effect on the business, prospects, condition (financial or otherwise), assets or results of operations of the Company taken as a whole.

“Purchasers” means Ninth Inning Investments, LLC and Vincent Zaldivar, and any subsequent valid designee or transferee.

“Purchase Price” shall have the meaning specified in Section 1.2.

“Securities” shall have the meaning specified in Section 1.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning specified in Section 1.1.

9.             Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered in person with receipt acknowledged or mailed by first class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier, with receipt confirmed, or by telecopy and confirmed by telecopy answerback, addressed as follows:

If to the Company:

Symbollon Pharmaceuticals, Inc.
99 West Street, Suite J
Medfield, Massachusetts 02052
Telephone: (508) 242-7500
Attn: President

To the Purchasers:

Ninth Inning Investments, LLC
9778 N. 131st St.
Scottsdale, AZ 85259
Telephone:  (480) 314-9840
Fax:  (480) 314-9843

Vincent Zaldivar
2728 Brookstone Ct.
Las Vegas, NV 89117
Telephone:  (702) 400-6609
Fax:  (702) 243-4367

or at such other address or addresses as may have been furnished in writing by any party to the other in accordance with the provisions of this Section 9.  Notices and other communications provided in accordance with this Section 9 shall be deemed delivered upon receipt.

10.           Entire Agreement.  This Agreement, together with the Exhibits and documents incorporated by reference herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

11.           Amendments and Waivers.  Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers.  Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each party.  No waivers of or exceptions to any terms, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

13.           Section Headings.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

14.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts.

16.           Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto, provided that the Purchasers may not assign their rights hereunder without the prior written consent of the Company.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Paul C. Desjourdy
      Paul C. Desjourdy, President

NINTH INNING INVESTMENT, LLC

By: /s/ George & Paula Mahfouz
      Trustees of the Mahfouz Revocable Trust

  /s/ Vincent Zaldivar
Vincent Zaldivar